As Filed with the Securities and Exchange Commission on March ___, 1997.

                                                      REGISTRATION NO. 333-11119

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------

                        POST-EFFECTIVE AMENDMENT NO. 2 TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                              --------------------
                                 THE 3DO COMPANY
             (Exact name of Registrant as specified in its charter)

                              --------------------

            DELAWARE                                     94-3177293
  (State or other jurisdiction              (I.R.S. Employer Identification No.)
of incorporation or organization

                               600 GALVESTON DRIVE
                             REDWOOD CITY, CA 94063
                                 (415) 261-3000

     (Address, including zip code, and telephone number, including area code of registrant's principal executive offices)

                              --------------------

                                 JAMES ALAN COOK
                  EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL
                                 THE 3DO COMPANY
                               600 GALVESTON DRIVE
                             REDWOOD CITY, CA 94063
                                 (415) 261-3000

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                              --------------------
                                    Copy to:
                                  NEIL J. WOLFF
                       WILSON, SONSINI, GOODRICH & ROSATI
                               650 PAGE MILL ROAD
                           PALO ALTO, CALIFORNIA 94304
                                 (415) 493-9300

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: From time to time after the effective date of this Registration Statement.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [x]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

         This Post-Effective Amendment amends the Prospectus contained in Part I of the Registration Statement.

PROSPECTUS
                                 495,611 SHARES

                                 THE 3DO COMPANY

                                  COMMON STOCK

         This Prospectus relates to an aggregate of 495,611 shares (the "Shares") of common stock, par value $.01 per share ("Common Stock"), of The 3DO Company, a Delaware corporation (the "Company"), which may be offered (the "Offering") for sale by persons (the "Selling Stockholders") who have acquired such shares in certain acquisitions of businesses by the Company not involving a public offering. The Shares are being registered under the Securities Act of 1933, as amended (the "Securities Act"), on behalf of the Selling Stockholders, in order to permit the public sale or other distribution of the Shares.

         The Shares may be sold or distributed from time to time by or for the account of the Selling Stockholders through underwriters or dealers, through brokers or other agents, or directly to one or more purchasers, at market prices prevailing at the time of sale or at prices otherwise negotiated. The Company has agreed to indemnify the Selling Stockholders against certain liabilities, including liabilities under the Securities Act. The Company will receive no portion of the proceeds from the sale of the Shares offered hereby and will bear certain expenses incident to their registration. See "Selling Stockholders" and "Plan of Distribution."

              -----------------------------------------------------

         The Common Stock is traded on The Nasdaq Stock Market -- National Market ("Nasdaq") under the symbol "THDO." On February 26, 1997, the last reported sales price for the Common Stock as reported by Nasdaq was $4.13 per share.

              -----------------------------------------------------

         PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER THE MATTERS SET FORTH UNDER THE CAPTION "RISK FACTORS" LOCATED ON PAGE 4 OF THIS PROSPECTUS.

              -----------------------------------------------------

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

              -----------------------------------------------------

          The effective date of this Prospectus is March ___, 1997.

         NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE SELLING STOCKHOLDERS. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS OR IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder, and, in accordance therewith, files reports, proxy and information statements and other information with the Securities and Exchange Commission (the "Commission"). These reports, proxy and information statements and other information concerning the Company can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549; and at the Commission's regional offices located at Suite 1400, 500 West Madison Street, Chicago, Illinois 60661 and at Seven World Trade Center, New York, New York 10048. Copies of such material can also be obtained from the Commission at prescribed rates through its Public Reference Section at 450 Fifth Street, N.W., Washington, D.C. 20549. The SEC also maintains a site on the World Wide Web at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The Common Stock is traded on Nasdaq. Information filed by the Company with Nasdaq may be inspected at the offices of Nasdaq at 1735 K Street, N.W., Washington, D.C. 20006.

         The Company has filed with the Commission a Registration Statement on Form S-3 under the Securities Act with respect to the Shares offered hereby (including all amendments and supplements thereto, the "Registration Statement"). This Prospectus, which forms a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain parts of which have been omitted in accordance with the rules and regulations of the Commission. Statements contained herein concerning the provisions of certain documents are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference. The Registration Statement and the exhibits thereto can be inspected and copied at the public reference facilities and regional offices of the Commission and at the offices of Nasdaq referred to above.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents, which have been filed by the Company with the Commission pursuant to the Exchange Act, are incorporated by reference and made a part of this Prospectus: (i) the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1996; (ii) the Company's Proxy Statement filed July 29, 1996 relating to the 1996 Annual Meeting of Stockholders to be held on September 20, 1996; and (iii) all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since March 31, 1996, specifically including the Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 1996.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the Offering shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document or information incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document that also is, or is deemed to be, incorporated herein by reference, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         THE COMPANY UNDERTAKES TO PROVIDE, WITHOUT CHARGE, TO EACH PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM A COPY OF THIS PROSPECTUS IS DELIVERED, UPON THE WRITTEN OR ORAL REQUEST OF SUCH PERSON, A COPY OF ANY AND ALL OF THE DOCUMENTS OR INFORMATION REFERRED TO ABOVE THAT HAS BEEN OR MAY BE INCORPORATED BY REFERENCE IN THIS PROSPECTUS (EXCLUDING EXHIBITS TO SUCH DOCUMENTS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE). REQUESTS SHOULD BE DIRECTED TO THE LEGAL DEPARTMENT, THE 3DO COMPANY, 600 GALVESTON DRIVE, REDWOOD CITY, CALIFORNIA 94063, TELEPHONE: (415) 261-3000, FAX: (415) 261-3151.

                                   THE COMPANY

         The 3DO Company ("3DO" or the "Company") designs, integrates, licenses and sells interactive technologies and applications software products. The Company is focused on creating technologies and entertainment products for the advanced 64-bit market and is engaged in the development of software titles for multiple hardware platforms including the IBM-compatible PC CD-ROM platform (the "PC"), the 64-bit M2 platform being developed by Matsushita, and the Internet. The Company was incorporated as SMSG, Inc., under the laws of California, in September 1991, commenced operations in October 1991, and changed its name to The 3DO Company in September 1992. The Company is a successor to a California general partnership named Medio, which was formed in October 1990 and dissolved in September 1991. In April 1993, the Company reorganized as a Delaware holding company. In April 1993, the Company acquired a California partnership named NTG, L.P., and one of its partners, NTG, Inc., in exchange for 3DO common stock and cash. The Company's common stock became publicly traded on the Nasdaq National Market in May 1993 under the symbol "THDO." The Company has a subsidiary in the United Kingdom. The Company acquired the business of Cyclone Studios in November 1995; Archetype Interactive Corporation in May 1996; and New World Computing, Inc. in June 1996. References to "3DO" or the "Company" mean The 3DO Company, a Delaware corporation, and its subsidiaries and predecessor entities. The Company's executive offices are located at 600 Galveston Drive, Redwood City, CA 94063, and its telephone number is (415) 261-3000.

                   SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

         This Prospectus and the documents incorporated by reference into this Prospectus contain "forward-looking statements" within the meaning of the Federal Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance, or achievements of the Company to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Such factors include the impact of the Company's contribution of its hardware business to a joint venture with Samsung, the extent to which the Company will receive and/or recognize revenue from the M2 Licensing Agreement with Matsushita, the extent to which the Company will receive and/or recognize revenue from its Joint Development and License Agreement (the "Cirrus Agreement") with Cirrus Logic, Inc. ("Cirrus"), which will depend on whether or not the Company prevails in the current litigation regarding the Cirrus Agreement or receive the additional $4.5 million that it believes Cirrus owes under such agreement, the Company's ability to develop software products for new platforms and the timeliness and cost of, and market demand for, such products created as part of its software development activities, the effect of competitive factors in the marketplace, including the market acceptance of certain formats and the timing and release of competitors' products, competition in the Company's existing and potential future lines of business, the ability to integrate and successfully operate acquired businesses and the risks associated with such businesses, and other factors referenced in this Prospectus. Forward-looking statements which may be incorporated in this Prospectus by reference shall be deemed to be identified hereat. See "Risk Factors."

                                  RISK FACTORS

         AN INVESTMENT IN THE SHARES BEING OFFERED HEREBY INVOLVES A SIGNIFICANT DEGREE OF RISK. IN ADDITION TO THE OTHER INFORMATION SET FORTH IN THIS PROSPECTUS, PROSPECTIVE PURCHASERS OF THE SHARES SHOULD CONSIDER CAREFULLY THE RISK FACTORS DESCRIBED AS FACTORS AFFECTING FUTURE PERFORMANCE IN THE COMPANY'S QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTER ENDED DECEMBER 31, 1996, FILED WITH THE COMMISSION ON FEBRUARY 14, 1997.

                                 USE OF PROCEEDS

         This Prospectus relates to Shares being offered and sold for the accounts of the Selling Stockholders. The Company will not receive any proceeds from the sale of the Shares but will pay all expenses related to the registration of the Shares. See "Plan of Distribution."

                              SELLING STOCKHOLDERS

         The following table sets forth the name of each Selling Stockholder, the aggregate number of shares of Common Stock beneficially owned by each Selling Stockholder as of February 20, 1997 and the aggregate number of shares of Common Stock registered hereby that each Selling Stockholder may offer and sell pursuant to this Prospectus. All of the 495,611 Shares offered are issued and outstanding as of the date of this Prospectus. Because the Selling Stockholders may sell all or a portion of the Shares at any time and from time to time after the date hereof, no estimate can be made of the number of shares of Common Stock that each Selling Stockholder may retain upon completion of the Offering. To the knowledge of the Company, none of the Selling Stockholders has any material relationship with the Company except as set forth in the footnotes to the following table.

                                           Shares Beneficially Owned Prior To      Shares To Be Offered For The
            Selling Stockholder                       The Offering                      Selling Stockholder

Mark Barnard                                                4,915                                4,915
Philip Bronson                                              7,373                                7,373
Ethan Canin                                                 3,730                                    0
David Dove                                                 11,059                               11,059
Mary Constance Gelb                                        14,746                               14,746
John Hanke (1)                                             28,278                               28,278
George Harris                                               1,865                                    0
Andrew Kirmse (1)                                          55,297                               45,297
Christopher Kirmse (1)                                     55,297                               45,297
Gordon Kruberg                                              1,843                                1,843
Rainer Munz                                                11,059                               11,059
New World Computing, Inc.                                 882,953                                    0
PacRim Access Group, Inc.                                  61,441                                    0
PacRim Access Group, Inc.                                  18,432                                    0
Mario M. Rosati                                             1,475                                1,475
David J. Sellers                                            3,686                                3,686
Michael J. Sellers                                        147,458                               87,458
Stephen D. Sellers (1)                                    147,457                              138,932
David Smiley                                                1,475                                1,475
Paul Spradlin                                               1,843                                1,843
Jon Van Caneghem (2)                                      135,000                               86,800
W. S. Investment Co. 95B (3)                               13,271                                    0
                                           ------------------------------------ -------------------------------

         TOTAL                                          1,609,953                              491,536
                                           ==================================== ===============================

(1) This Selling Stockholder served as an officer of Archetype Interactive prior to the Company's acquisition of Archetype on May 31, 1996 and currently serves as an employee of the Company.

(2) Mr. Van Caneghem served as an officer of New World Computing, Inc., prior to the Company's acquisition of the assets of New World Computing, Inc., and currently serves as an officer of the Company.

(3) W. S. Investment Co. 95B distributed these shares to the following limited partners and in the following amounts for resale by such entities as Selling
Stockholders:

                                     Shares Beneficially Owned Prior To     Shares To Be Offered For The
Selling Stockholder                             The Offering                     Selling Stockholder
-------------------                             ------------                     -------------------

Sonsini, Larry W.                                    714                                   0
Bremond, Harry B.                                    107                                   0
Goodrich, John B.                                    258                                 258
Rosati, Mario M.                                     342                                 342
Bertelsen, Mark A.                                   262                                   0
Schneiderman, Arthur F.                              192                                   0
Saper, Jeffrey D.                                    289                                 289
Laurice, Douglas M.                                   70                                   0
Compton, Charles T.C.                                134                                 134
Jack, Robert B.                                      134                                   0
Massey, Henry                                        266                                   0
O'Brien, Bradford C.                                 143                                   0
Stewart, Blair W.                                     79                                   0
Ladra, Michael A.                                    164                                   0
O'Brien, Judith M.                                   149                                   0
Vanyo, Bruce G.                                      342                                   0
Currie, Francis S.                                   245                                   0
Taylor, Barry E.                                     280                                   0
Schatz, Steven M.                                    280                                   0
Bradley, Donald E.                                   181                                 181
Collom, Douglas H.                                   143                                 143
DiBoise, James A.                                    224                                   0
Latta, Robert P.                                     224                                   0
McGlynn, J. Casey                                    262                                   0
Kurpius, James A.                                     62                                   0
Laboskey, Peter                                      102                                   0
Walker, Ann Yvonne                                   111                                 111
Feldman, Robert P.                                   196                                   0
Summers, Debra S.                                    139                                   0
Austin, Alan K.                                      280                                   0
Amantea, Denise M.                                   104                                   0
Bochner, Steven E.                                   205                                   0
Johnson, Terry T.                                    181                                   0
Morgan, Allen L.                                     160                                   0
Roth, Ronald M.                                      117                                   0
Braham, Tor R.                                       196                                   0
Clarkson, Robert T.                                  166                                 166
DeFilipps, Thomas C.                                 119                                 119
Feldman, Boris                                       209                                   0
Haviland, Dana D.                                    111                                 111
Parnes, Mark G.                                      111                                   0
Plant, Harry K.                                      134                                   0
Roos, John V.                                        168                                   0
Humphreys, Ivan H.                                   134                                   0
Sterling, Marcia Kemp (T)                            119                                   0
Steuer, David                                        164                                   0
Char, Richard J.                                     134                                   0
Chen, Peter P.                                       107                                   0
Creighton, Susan Abouchar                            134                                 134
Danaher, Michael J.                                   89                                   0
Fore, John A.                                        130                                 130
Kopel, Jared L.                                      107                                   0


Sparks, Timothy J.                                   134                                   0
Reback, Gary L.                                      268                                   0
Fockler, Herbert P.                                  100                                   0
Locker, Nina F.                                      107                                 107
Scott, Timothy T.                                    111                                   0
Durant, Steve C.                                      98                                  98
Petkanics, Donna M.                                   89                                  89
Segre, David J.                                       89                                   0
Siegel, Kenneth M.                                    89                                   0
Wolff, Neil J.                                        89                                  89
Zeprun, Howard S.                                     89                                  89
Barclay, Michael                                     117                                 117
O'Donnell, Michael J.                                134                                   0
Schloss, Harvey                                       62                                   0
Clark, Kenneth                                        94                                   0
Alter, Aaron J.                                       79                                  79
Birn, Jerome F. Jr.                                   79                                   0
Degolia, Richard C.                                   81                                   0
Flint, Elizabeth R.                                   79                                   0
Mailliard, Page                                       79                                  79
Smilan, Laurie B.                                     79                                  79
Barry, Henry V.                                      139                                   0
Arrieta, Aileen                                       70                                   0
Axelrad, Jonathan                                     70                                   0
Berger, David                                         70                                   0
Berson, Steven                                        70                                  70
Bonham, Mark                                          70                                  70
Bridges, Andrew                                       70                                  70
Mitchell, Christopher                                 70                                  70
Sheridan, Jack                                        70                                   0
Shulman, Ron                                         149                                 149
Strawbridge, James                                    70                                  70
Wilson, Kenneth                                       70                                  70
Associate Trust (a)                                  664                                   0
                                    ------------------------------------  -----------------------------------

         TOTAL                                    13,271                               3,513
                                    ====================================  ===================================

(a) Associate Trust of W. S. Investment Co. 95B distributed these shares to the following limited partners and in the following amounts for resale by such entities as Selling Stockholders:

                                     Shares Beneficially Owned Prior To     Shares To Be Offered For The
Selling Stockholder                             The Offering                     Selling Stockholder
-------------------                             ------------                     -------------------

Bell, Suzanne                                         21                                  21
Brownell, Robert                                      21                                   0
Cervantes, Marta                                      21                                  21
Priest, Gregory                                       21                                   0
Caroll, Megan J.                                      20                                  20
Fennell, Chris F.                                     20                                  20
Husick, Gail Clayton                                  20                                  20
Jacobs, James L.                                      20                                  20
Klein, Thomas C.                                      20                                   0
Mesel, Noah D.                                        20                                  20
Rabson, Michael                                       20                                  20
Saunders, Elizabeth M.                                20                                  20
Schultheis, Patrick J.                                20                                  20
Stern, Roger                                          20                                  20
Winawer, Lloyd                                        20                                  20


Cassidy, Bernard J.                                   20                                  20
Eggleton, Keith E.                                    20                                  20
Fabela, Robert R.                                     20                                  20
Good, Sarah A.                                        20                                  20
Harrington, Sara                                      20                                  20
Hetherington, Michael                                 20                                  20
Herbst, Jeffrey A.                                    20                                   0
Horii, Dwayne M.                                      20                                  20
Jackson, Meredith S.                                  20                                  20
Kirkman, Catherine S.                                 20                                  20
Krohn, Douglas K.                                     20                                  20
Lambert, Joan E.                                      20                                  20
Larson, David L.                                      20                                  20
Priebe, David                                         20                                  20
Skaer, Susan J.                                       20                                   0
Suffoletta, J. Robert                                 20                                  20
Theodorakis, D. John                                  20                                  20
Wadsworth, Clyde J.                                   20                                  20
                                    ------------------------------------  ------------------------------

         TOTAL                                       664                                 562
                                    ====================================  ==============================


                              PLAN OF DISTRIBUTION

         The shares of Common Stock covered hereby may be offered and sold from time to time by the Selling Stockholders. The Selling Stockholders will act independently of the Company in making decisions with respect to their respective sales of the shares.

         The Selling Stockholders may sell or distribute some or all of the Shares from time to time through underwriters or dealers or brokers or other agents or directly to one or more purchasers, in transactions (which may involve block transactions) on Nasdaq, privately negotiated transactions or in the over-the-counter market, or in a combination of such transactions. Such transactions may be effected by the Selling Stockholders at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. Brokers, dealers, agents or underwriters participating in such transactions as agent may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders (and, if they act as agent for the purchaser of such shares, from such purchaser). Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Stockholders in connection with such sales.

         The Selling Stockholders and any such underwriters, brokers, dealers or agents that participate in such distribution may be deemed to be "underwriters" within the meaning of the Securities Act, and any discounts, commissions or concessions received by any such underwriters, brokers, dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act. Neither the Company nor the Selling Stockholders can presently estimate the amount of such compensation. The Company knows of no existing arrangements between any Selling Stockholder and any other Selling Stockholder, underwriter, broker, dealer or other agent relating to the sale or distribution of the Shares.

         The Company has filed a Registration Statement in which this Prospectus is included for the purposes of permitting the Selling Stockholders to make resales of the Shares. Such resales may commence at the time such Registration Statement is declared effective by the Commission and continue for as long as such Registration Statement remains in effect. However, the Selling Stockholders must notify the Company in writing of its intent to sell any Shares at least 3 full business days prior to such sale. At any time within such 3 business day period, the Company may refuse to permit a Selling Stockholder to resell any Shares pursuant to the Registration Statement; provided that the Company delivers a certificate in writing to the Selling Stockholders that a delay in such sale is necessary. In no event shall such delay exceed 20 trading days; provided, however, that prior to the expiration of the 20 day trading period, the Company may refuse to permit the Selling Stockholders to resell the Shares pursuant to the Registration Statement for any additional period not to exceed 20 trading days if the Company delivers a certificate in writing to the Selling Stockholders that further delay in such sale is necessary. New World Computing, Inc. and Jon Van Caneghem may not, without the prior written consent of the Company, sell more than an aggregate of 50,000 shares during any single trading day during the first 90 days following the effective date of the registration statement.

         The Company will pay substantially all of the expenses incident to this Offering of the Shares by the Selling Stockholders to the public other than commissions and discounts of underwriters, brokers, dealers or agents.


                                  LEGAL MATTERS

         The validity of the Shares offered hereby will be passed upon by James Alan Cook, Executive Vice President and General Counsel for the Company. Mr. Cook beneficially owned 120,163 shares of Common Stock as of February 26, 1997.

                                     EXPERTS

         The consolidated financial statements of The 3DO Company as of March 31, 1996 and 1995, and for each of the years in the three-year period ended March 31, 1996, have been incorporated by reference herein and in the Registration Statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The financial statements of New World Computing, Inc. as of December 31, 1995, and for the year then ended, have been incorporated by reference herein and in the Registration Statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redwood City, State of California, on February 28, 1997.

                                           THE 3DO COMPANY

                                           By: /S/ HUGH MARTIN
                                               ---------------------------------
                                               Hugh Martin
                                               President
                                               (Principal Financial Officer
                                               and Principal Accounting Officer)
                                               (Duly Authorized Officer)

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement or amendment thereto has been signed by the following persons in the capacities indicated on February 28, 1997.

                  Signature                                         Title                              Date
-----------------------------------------------   ------------------------------------------  -----------------------

/S/  WILLIAM M. HAWKINS, III*                     Chairman of the Board of Directors            February 28, 1997
------------------------------------              and Chief Executive Officer
William M. Hawkins, III                           (Principal Executive Officer)


/S/  HUGH MARTIN*                                 President and Director                        February 28, 1997
------------------------------------              (Principal Financial Officer and
Hugh Martin                                       Principal Accounting Officer)


/S/  VINOD KHOSLA*                                Director                                      February 28, 1997
------------------------------------
Vinod Khosla

/S/  CHARLES S. PAUL*                             Director                                      February 28, 1997
------------------------------------
Charles S. Paul



*By:  /S/  JAMES ALAN COOK                                                                      February 28, 1997
    --------------------------------
     James Alan Cook
     Attorney-in-Fact

                                  EXHIBIT INDEX

NUMBER            EXHIBIT DESCRIPTION

23.1*             Consent of KPMG Peat Marwick LLP.

23.2*             Consent of KPMG Peat Marwick LLP.

-----------------
* FILED HEREWITH.